Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 22, 2014 relating to the consolidated financial statements of ASP HHI Holdings, Inc. and subsidiaries, and the related financial statement schedules listed in the Index at Item 16, appearing in the Registration Statement on Form S-1, as amended (No. 333-198316), of Metaldyne Performance Group Inc.

/s/ Deloitte & Touche LLP

Detroit, MI

December 11, 2014